UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 OR 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 24, 2003

                            REGENCY AFFILIATES, INC.
                            ------------------------
             (Exact name of registrant as specified in its charter)

           Delaware                     1-7949                  72-0888772
           --------                     ------                  ----------
      (State or other            (Commission File No.)        (IRS Employer
jurisdiction of incorporation)                              Identification No.)

       610 N.E. Jensen Beach Blvd.
         Jensen Beach, Florida                              34957
         ---------------------                              -----
(Address of Principal Executive Offices)                  (Zip Code)

       Registrant's telephone number, including area code: (772) 334-8181

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ITEM 5. OTHER EVENTS

On June 25, 2003, the Company announced that it had been informed by Security Land and Development Company Limited Partnership ("Security Land"), that the refinancing of Security Land's property had closed on June 24, 2003. The Company is a limited partner in Security Land and in its general partner. In connection with the refinancing, the Company was required to repay its KBC loan. Please see the press release attached hereto for more information.

In addition, as required by the lender in the refinancing, the Company has entered into amendments to the Security Land partnership agreement and the partnership agreement of Security Land's general partner. A copy of both amendments are attached hereto as Exhibits 10.1 and 10.2, respectively.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

Exhibit 10.1 Ninth Amendment to Security Land Amended and Restated Limited Partnership Agreement

Exhibit 10.2 Seventh Amendment to First Amended and Restated Limited Partnership Agreement of 1500 Woodlawn Limited Partnership

Exhibit 99.1      Press Release


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

                                   Signatures

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              REGENCY AFFILIATES, INC.


                                              By: /s/ Laurence S. Levy
                                                  ------------------------------
                                              Name: Laurence S. Levy
                                              Title: President

Dated: June 25, 2003


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

                                  Exhibit Index

Exhibit No.                              Description
-----------                              -----------

   10.1 Ninth Amendment to Security Land Amended and Restated Limited Partnership Agreement

   10.2 Seventh Amendment to First Amendment and Restated Limited Partnership Agreement of 1500 Woodlawn Limited Partnership

   99.1           Press Release


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